Exhibit 24
Power of Attorney

We, the undersigned, Directors of Tutor Perini Corporation, hereby severally constitute Robert Band and Michael J. Kershaw, and each of them singly, our true and lawful attorneys, with full power to them and to each of them to sign for us, and in our names in the capacities indicated below, any Annual Report on Form 10-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 to be filed with the Securities and Exchange Commission and any and all amendments to said Annual Report on Form 10-K, hereby ratifying and confirming our signatures as they may be signed by our said Attorneys to said Annual Report on Form 10-K and to any and all amendments thereto and generally to do all such things in our names and behalf and in our said capacities as will enable Tutor Perini Corporation to comply with the provisions of the Securities Exchange Act of 1934, as amended, and all requirements of the Securities and Exchange Commission.

WITNESS our hands and common seal on the date set forth below.

/s/Marilyn A. Alexander	Director	March 2, 2012
Marilyn A. Alexander		Date

/s/Peter Arkley	Director	March 2, 2012
Peter Arkley		Date

/s/Robert Band	Director	March 2, 2012
Robert Band		Date

/s/Willard W. Brittain, Jr.	Director	March 2, 2012
Willard W. Brittain, Jr.		Date

/s/Michael R. Klein	Director	March 2, 2012
Michael R. Klein		Date

/s/Robert L. Miller	Director	March 2, 2012
Robert L. Miller		Date

/s/Raymond R. Oneglia	Director	March 2, 2012
Raymond R. Oneglia		Date

/s/Donald D. Snyder	Director	March 2, 2012
Donald D. Snyder		Date

/s/Dickran M. Tevrizian, Jr.	Director	March 2, 2012
Dickran M. Tevrizian, Jr.		Date

/s/Ronald N. Tutor	Director	March 2, 2012
Ronald N. Tutor		Date